UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): 10/6/2015

CDI Corp.
(Exact name of registrant as specified in its charter)

Commission file number: 001-05519

Pennsylvania (State of incorporation)	23-2394430 (I.R.S. Employer Identification Number)

1717 Arch Street, 35th Floor, Philadelphia, PA 19103-2768 (Address of principal executive offices, including zip code)

(215) 569-2200 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On October 6, 2015, CDI Corporation (“CDI”), a subsidiary of CDI Corp., entered into a Share Purchase Agreement (the “Agreement”) with EdgeRock Technologies, LLC (“EdgeRock”); Momentum Equity Partners, LLC and certain other sellers (collectively, the holders of all the membership interests of EdgeRock (the “Sellers”)) and MEP Advisors, LLC in its capacity as representative of the Sellers (the “Representative”). Pursuant to the Agreement, CDI acquired all of the outstanding membership interests of EdgeRock for $31,300,000 in cash (the “Closing Date Consideration”), with the proceeds payable to the Sellers subject to certain reductions for certain specified transaction expenses, indebtedness of EdgeRock that was repaid at the time of closing, and payments to certain holders of equity appreciation units of EdgeRock, each of which was cancelled and extinguished in connection with the closing.
In addition, CDI has agreed to pay up to an additional $4,000,000 in cash to the Sellers if in the twelve full calendar months after closing (beginning with the first full month after the closing), EdgeRock’s gross profits exceed certain specified benchmarks.
The purchase price is subject to an adjustment based on the amount of net working capital at closing and will be adjusted dollar for dollar after the closing based on an estimated target net working capital.
The Agreement further provides that $3,000,000 of the Closing Date Consideration will be held in escrow for 18 months following the closing (or a later date if there are outstanding claims collectible against the escrow at that time) pursuant to an escrow agreement that was entered into by CDI, the Representative and Wells Fargo Bank, National Association. The escrow is a source of funds for any purchase price adjustment owed to CDI by the Sellers and to support the Sellers' indemnity obligations that are provided in the Agreement.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement. A copy of the Agreement is attached to this report as Exhibit 2.1 and is incorporated by reference herein.
Item 2.01    Completion of Acquisition or Disposition of Assets
The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.01. The closing of the transactions contemplated by the Agreement occurred on October 6, 2015.
Item 9.01    Financial Statements and Exhibits.
(a)    Financial Statements of Business Acquired.

To the extent required, the Registrant will file by amendment to this Current Report on Form 8-K the historical financial information provided by this Item 9.01(a) within 71 calendar days of the date on which this Current Report on Form 8-K is required to be filed.

(b)    Pro Forma Financial Information.

To the extent required, the Registrant will file by amendment to this Current Report on Form 8-K the pro forma financial information provided by this Item 9.01(b) within 71 calendar days of the date on which this Current Report on Form 8-K is required to be filed.

(d)    Exhibits.

Exhibit Number	Description
2.1
Share Purchase Agreement, dated October 6, 2015, by and among CDI Corporation, EdgeRock Technologies, LLC, all of the holders of the membership interests of the EdgeRock Technologies, LLC, which holders are set forth on the signature pages thereto, and MEP Advisors, LLC in its capacity as representative of the sellers and not in its individual capacity.*

99.1	News Release issued by CDI Corp. on October 6, 2015.

* Exhibits and schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDI CORP.
(Registrant)

By: /s/ Brian D. Short
Brian D. Short
Executive Vice President, Chief Administrative Officer and General Counsel

Date: October 12, 2015

EXHIBIT INDEX

Exhibit No.	Description
2.1
Share Purchase Agreement, dated October 6, 2015, by and among CDI Corporation, EdgeRock Technologies, LLC, all of the holders of the membership interests of the EdgeRock Technologies, LLC, which holders are set forth on the signature pages thereto, and MEP Advisors, LLC in its capacity as representative of the sellers and not in its individual capacity.*

99.1	News Release issued by CDI Corp. on October 6, 2015.

* Exhibits and schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.